Filed Pursuant to Rule 424(b)(3)

Registration No. 333-178786-01

SUPPLEMENT NO. 8 DATED FEBRUARY 4, 2016

TO THE PROSPECTUS DATED MAY 1, 2015

This document supplements, modifies and amends, and should be read in conjunction with, the prospectus of Greenbacker Renewable Energy Company LLC (the “Company”) dated May 1, 2015, as supplemented by Supplement No. 1 dated July 31, 2015, Supplement No. 2 dated August 20, 2015, Supplement No. 3 dated September 14, 2015, Supplement No. 4 dated November 11, 2015, Supplement No, 5 dated December 18, 2015, Supplement No. 6 dated December 31, 2015 and Supplement No. 7 dated January 19, 2016.

The purpose of this prospectus supplement is to describe the following:

1)	The status of the offering of limited liability company interests, or the shares, of the company;
2)	An update to our share offering prices; and
3)	Certain other modifications and amendments to our prospectus.

Status of Our Public Offering

We commenced our initial public offering of shares on April 25, 2014. As of January 31, 2016, we had accepted investors’ subscriptions for and issued approximately 7,396,094 shares in the offering, resulting in our receipt of gross proceeds of approximately $72,667,700.

Update to Our Share Offering Prices

Pursuant to the net asset value determination by the company as of December 31, 2015, the net asset value had increased above the company’s net proceeds per share. Therefore, the company has increased the offering price per share to the following prices, effective February 5, 2016: (i) $10.048 per Class A share; (ii) $9.621 per Class C share; and (iii) $9.230 per Class I share.

The following information supersedes and replaces in its entirety the tabular and footnote disclosure contained on the cover of the prospectus:

	Maximum Aggregate Price to Public	Maximum Selling Commissions(2)(3)	Maximum Dealer Manager Fee(2)(3)	Proceeds, Before Expenses, to Us(1)(2)(3)
Offering
Maximum Primary Offering	$1,250,000,000	$41,666,667.67	$30,208,333.33	$1,178,125,000
Per Class A share	$10.048	$0.703	$0.276	$9.068
Per Class C share	$9.621	$0.289	$0.265	$9.068
Per Class I share	$9.230	—	$0.162	$9.068
Minimum Offering	$2,000,000	$66,666.67	$48,333.33	$1,885,000
Distribution Reinvestment Plan	$250,000,000	—	—	250,000,000
Per Class A, C and I share	$9.068	—	—	$9.068
Total Maximum	$1,500,000,000.00	$41,666,667.67	$30,208,333.33	$1,428,125,000

(1)   The proceeds are calculated before deducting certain organization and offering expenses to the company. In addition to selling commissions and dealer manager fees, the company estimates that it will incur in connection with this offering approximately $100,000 of expenses (approximately 5.00% of the gross proceeds) if the minimum number of shares is sold and approximately $18.8 million of expenses (approximately 1.5% of the gross proceeds) if the maximum number of shares is sold. This range is an estimate only of the organization and offering expenses to be incurred by the company throughout the term of this offering. We expect that the organization and offering expenses will fluctuate from the time the minimum offering amount is raised through the completion of this offering. The company will reimburse the advisor and its affiliates for these costs and for future organization and offering expenses they may incur on the company’s behalf, but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by the company to exceed 15% of gross offering proceeds as of the date of reimbursement. This table excludes the distribution fees for Class C shares, which will be paid over time. With respect to Class C shares, the company will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from the company’s primary offering, or (iii) there are no longer any Class C shares outstanding. The company may also pay additional underwriting compensation and other fees to the dealer manager. See “Compensation of the Advisor and the Dealer Manager,” “Plan of Distribution” and “Certain Relationships and Related Party Transactions.”

(2)   The company is offering certain volume discounts resulting in reductions in selling commissions and dealer manager fees payable by investors with respect to sales of shares for certain minimum aggregate purchase amounts. See “Plan of Distribution—Volume Discounts.”

(3)   Assumes that (i) primary offering gross proceeds come from sales of 1/3 each of Class A, Class C and Class I shares, respectively, and (ii) that the offering price of $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share, respectively, will remain as such throughout the term of this offering.

The following information supersedes and replaces in its entirety the tabular and footnote disclosure on page 8 contained in the prospectus summary under the heading of “Classes of Shares”:

			Selling Commissions			Dealer Manager Fee			Distribution Fee		Organizational and Offering Expenses(4)
	Current Offering Price(1)		Per share(1)	% of Current Offering Price		Per Share(1)	% of Current Offering Price		% of Net Asset Value		Amount	% of Gross Offering Proceeds
Class A Shares	$10.048	(1)	$0.703	7.0%		$0.276	2.75%		—		—	—
Class C Shares	$9.621	(1)	$0.289	3.0%		$0.265	2.75%		0.80	%(2)	—	—
Class I Shares	$9.230	(1)	—	—		$0.162	1.75%		—		—	—
Minimum Offering(3)	$2,000,000		$66,667	3.33	%(5)	$48,333	2.42	%(5)	.267	%(3)	$100,000	5.00%
Maximum Primary Offering(3)	$1,250,000,000		$41,666,667	3.33	%(5)	$30,208,333	2.42	%(5)	.267	%(3)	$18,750,000	1.5%
Distribution Reinvestment Plan(6)	$250,000,000		—	—		—	—		0.80	%(2)	$3,750,000	1.5%

(1)	The per share figures in the table are calculated based on rounding to three decimal points.

(2)	With respect to the Class C shares (including Class C shares sold pursuant to the distribution reinvestment plan), we will pay the dealer manager a distribution fee that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year, until the earlier to occur of the following: (i) a listing of the Class C shares on a national securities exchange, (ii) following the completion of this offering, total underwriting compensation in this offering equaling 10% of the gross proceeds from our primary offering, or (iii) there are no longer any Class C shares outstanding. For a detailed calculation of the distribution fee, see “Plan of Distribution—Compensation of the dealer manager and Selected Broker-Dealers—Distribution Fee-Class C Shares Only.”

(3)	Figures shown in dollars represent aggregate amounts. Calculated assuming that 1/3 of primary offering gross proceeds come from sales of Class A shares, 1/3 of primary offering gross proceeds come from sales of Class C shares and 1/3 of primary offering gross proceeds come from sales of Class I shares.

(4)	See “Estimated Use of Proceeds” and “Compensation of the Advisor and the Dealer Manager” for a detailed description of these organization and offering expenses, which may include registration fees paid to the SEC, FINRA, and state regulatory authorities, and other issuer expenses, such as advertising, sales literature, fulfillment, escrow agent, transfer agent, personnel costs associated with preparing the registration and offering of our shares, reimbursements to the dealer manager and selected dealers for reasonable bona fide due diligence expenses incurred, which are supported by a detailed and itemized invoice and may include certain portions of the formation services fees paid to Strategic Capital. See “Certain Relationships and Related Party Transactions” for more information regarding the formation services fees paid to Strategic Capital. Amounts of certain items of the “Organization and Offering Expenses” are not determinable at this time.

(5)	Calculated as a percentage of gross offering proceeds from our primary offering.

(6)	Class A Shares, Class C Shares and Class I Shares; 9.068 per share offering price.

The following information supersedes and replaces in its entirety the third entry of the tabular disclosure on page 9 contained in the prospectus summary under the heading of “The Offering”:

Current Offering Prices for the Shares:

$10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share

The following information supersedes and replaces in its entirety the first sentence of the paragraph under “Q: What is the purchase price for each share?” on page 48 of the “Questions and Answers About this Offering” section of the prospectus:

The current per share purchase price for shares is $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share.

The following information supersedes and replaces in its entirety the first sentence of the paragraph under “Q: What is the difference between the Class A, Class C and Class I shares being offered?” on page 48 of the “Questions and Answers About this Offering” section of the prospectus:

We are offering three classes of shares, Class A shares, Class C shares and Class I shares at the current offering price of $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share.

The following information supersedes and replaces in its entirety the first sentence of the fifth paragraph on page 53 contained in the “Plan of Distribution” section of the prospectus under the heading “The Offering”:

We are currently selling our shares on a continuous basis at the offering price of $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share.

The following information supersedes and replaces in its entirety the second sentence of the sixth paragraph on page 59 contained in the “Plan of Distribution” section of the prospectus under the heading “Other Discounts”:

We will sell Class A shares in this “friends and family” program at $9.345 per share, reflecting the fact that selling commissions will be waived in the amount of $0.703 per share and will not be payable in connection with such sales.

The following information supersedes and replaces in its entirety the tabular and footnote disclosure on page 60 contained in the “Plan of Distribution” section of the prospectus under the heading “Volume Discounts”:

	Class A			Class C			Class I

Dollar Amount of shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(1)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(2)	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per share to Investor(3)
$500,000 or less	7%	2.75%	$10.048	3%	2.75%	$9.622	—	1.75%	$9.230
$500,001-$1,000,000	6%	2.75%	$9.938	2.5%	2.75%	$9.571	—	1.75%	$9.230
$1,000,001-$2,000,000	5%	2.75%	$9.830	2%	2.75%	$9.521	—	1.75%	$9.230
$2,000,001-$3,000,000	4%	2.75%	$9.725	1.5%	2.75%	$9.471	—	1.75%	$9.230
$3,000,001-$5,000,000	3%	2.35%	$9.581	1%	2.35%	$9.383	—	1.5%	$9.206
$5,000,001-$10,000,000	2%	2.35%	$9.481	0.5%	2.35%	$9.334	—	1.5%	$9.206
$10,000,001 and above	1%	2.15%	$9.363	0%	2.15%	$9.268	—	1.35%	$9.192

(1)   Assumes a $10.048 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

(2)   Assumes $9.621 per share offering price. Discounts will be adjusted appropriately for changes in the offering price. We will also pay the dealer manager a distribution fee with respect to the Class C shares, which will accrue daily in an amount equal to 1/365th of 0.80% of the amount of the net asset value for the Class C shares for such day on a continuous basis from year to year.

(3)   Assumes $9.230 per share offering price. Discounts will be adjusted appropriately for changes in the offering price.

The following information supersedes and replaces in its entirety the second paragraph under the tabular and footnote disclosure on page 60 contained in the “Plan of Distribution” section of the prospectus under the heading “Volume Discounts”:

All selling commission and dealer manager rates set forth in the table above are calculated assuming a purchase price of $10.048 per Class A share, $9.621 per Class C share and $9.230 per Class I share. We will apply the reduced purchase price per share, selling commissions and, if applicable, dealer manager fees, set forth in the table above, to the entire purchase, not just the portion of the purchase falling within the indicated range. For example, a purchase of 300,000 of Class A shares in a single transaction would result in a purchase price of $2,917,500 ($9.725 per share) and selling commissions of $116,700.

The following information supersedes and replaces in its entirety the final sentence of the eleventh paragraph on page 85 contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus under the heading “Overview”:

After the finalization of the December 31, 2015 net asset value, the current offering price of the Class A shares is $10.048 per share, the current offering price of the Class C shares is $9.621 per share and the current offering price of the Class I shares is $9.230 per share.

Other Changes to Prospectus

The following information supersedes and replaces in its entirety footnote (1) of the chart included in ‘Our Corporate Structure’ on page 5 of the prospectus, under the Section, “Prospectus Summary”:

(1) SC Distributors, LLC, our dealer manager, is an affiliate of our advisor.

The following information supersedes and replaces in its entirety footnote (2) of the chart included in ‘Our Corporate Structure’ on page 5 of the prospectus, under the Section, “Prospectus Summary”:

(2) Strategic Capital Advisory Services, LLC, a member of our advisor that will provide certain non-investment advisory services, is an affiliate of the dealer manager.

The following information supersedes and replaces in its entirety the first sentence of the first paragraph under the title “The Dealer Manager” on page 6 of the prospectus, under the Section, “Prospectus Summary”:

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our advisor and Strategic Capital, and serves as the dealer manager for this offering.

The following risk factor under the title “Risks Related to This Offering and Our Shares,” on page 41 of the prospectus, under the Section, “Risk Factors”, is hereby deleted in its entirety:

Recent disclosures made by American Realty Capital Properties Inc. (“ARCP”), a public, non-traded REIT, regarding alleged accounting errors made by ARCP employees have led to market concerns regarding RCS (the parent company of ARCP’s dealer manager and also our dealer manager), and could lead to the suspension of the distribution of our shares in our ongoing public offering by a limited number of broker-dealers. To the extent broker-dealers suspend their participation in our offering or refuse to enter the selling group, we may not be able to raise sufficient capital to enable us to meet our investment objectives, and as a result your investment in us may suffer adverse consequences.

On March 2, 2015, ARCP, a public, non-traded REIT, restated certain of its earnings as a result of a review by its audit committee and new management, which concluded that previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered. These alleged accounting errors have resulted in the resignations of ARCP’s then- executive chairman, ARCP’s then- chief financial officer and ARCP’s then- chief accounting officer. The SEC, as well as the Federal Bureau of Investigation, announced that they have each opened criminal investigations into ARCP’s accounting practices, in conjunction with an investigation by the U.S. Attorney’s Office for the Southern District of New York. Additional state and federal proceedings have been and may be instituted, and individual and class action plaintiff suits have and may continue to be initiated.

The success of this offering and our ability to implement our business strategy is dependent upon the ability of our dealer manager to retain key employees and to operate and maintain a network of licensed securities broker-dealers and other agents. RCS owns Realty Capital Securities, LLC, another dealer manager, which sells ARCP and other public, non-traded REITs sponsored directly or indirectly by AR Capital, LLC (“AR Capital”). AR Capital is jointly owned and controlled by Nicholas S. Schorsch and William M. Kahane and thus those individuals beneficially own all of the assets of AR Capital. RCS is a publicly-traded entity (NYSE: RCAP), of which Messrs. Schorsch and Kahane have combined indirect voting power of approximately 70% (based on the most recently filed proxy statement). Because of this common ownership, a number of broker-dealers have temporarily suspended their participation in other offerings that are sponsored by AR Capital or indirectly distributed by RCS. Because RCS is also the parent of our dealer manager, a limited number of broker-dealers that had been participating in the distribution of our public offering suspended their participation in our offering for a short period in the fourth quarter of 2014. While no broker-dealers have currently suspended distribution of our public offering, to the extent that broker-dealers determine to suspend participation in our offering in the future, we may be unable to raise sufficient capital to meet our investment objectives and achieve a diversified portfolio. If this occurs, your investment in us may suffer adverse consequences. In addition, if legal actions brought against ARCP have an adverse impact upon the financial condition of RCS, the parent of our dealer manager, and as a consequence upon the financial condition of the dealer manager, or if actions are brought against RCS directly, it could adversely affect our ability to raise adequate proceeds through this offering and implement our investment strategy.

The following information supersedes and replaces in its entirety the first sentence of the first paragraph under the title “About the Dealer Manager” on page 54 of the prospectus, under the Section, “Plan of Distribution”:

SC Distributors, LLC, a Delaware limited liability company formed in March 2009, is an affiliate of our advisor and Strategic Capital, and serves as the dealer manager for this offering.

The last sentence of the first paragraph under the title “Investment Committee” on page 71 of the prospectus, under the Section, “Business”, is hereby deleted in its entirety.

The third sentence of the second paragraph under the Section, “Management” on page 99 of the prospectus, is hereby deleted in its entirety.

The last sentence of the second paragraph under the title “Investment Committee” on page 104 of the prospectus, under the Section, “Management”, is hereby deleted in its entirety.

The following information, which appears under the title “RCS Capital Corporation” on page 121 of the prospectus, under the Section, “Certain Relationships and Related Party Transactions”, is hereby deleted in its entirety:

RCS Capital Corporation

On March 2, 2015, ARCP restated certain of its earnings as a result of a review by its audit committee and new management, which concluded that previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon as a result of certain accounting errors that were not corrected after being discovered.

Although RCS is the parent of Strategic Capital (the non-controlling, minority member of our advisor) and SC Distributors LLC, our dealer manager, as well as the owner of Realty Capital Securities, LLC, another dealer manager, which sells ARCP, a public, non-traded REIT, ARCP is a separate entity from RCS and also not affiliated with our company, therefore, ARCP’s announcement regarding its financial statements is not related to our financial operations. Our board of directors is comprised of a majority of independent directors, with additional oversight provided by an audit committee, all of whose members are independent directors. At no time have any of our directors served as officers or directors of ARCP or any ARCP-controlled entity. We are supported by a dedicated financial accounting and reporting team and we maintain our own financial reporting procedures, which have been reviewed by our audit committee. In addition, we have engaged US Bancorp Fund Services LLC, an independent third party agent, to provide accounting and administrative services to us, with oversight by our advisor. All of our officers, including our chief financial officer, have had significant tenures with us and also have considerable experience in the financial services sector and, in particular, the energy, infrastructure, and project finance sectors. Therefore, we reiterate that the accounting issues regarding ARCP are not related to our financial reporting.

Neither RCS nor any of its affiliates have any control over the management of our advisor and, except for Ken Jaffe who is president of Strategic Capital and an executive vice president of our advisor, none of the officers or key employees of the company or our advisor has ever served as an officer or director of RCS or its affiliates. Further, Mr. Jaffe is not a member of our advisor’s investment committee, and he is also not a member of our board of directors or any committee thereof.

Appendix A: Form of Subscription Agreement

The form of subscription agreement beginning on page A-1 of the prospectus is hereby deleted in its entirety and replaced with the following:

Subscription Agreement

1.	Investment

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Share Class

Please consult with your financial representative and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐	Class A Shares	☐	Class I Shares	☐	Class C Shares

3.	Account Type - Check One Box Only

Account Type		Additional Required Documentation
☐ Individual		If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*	*All parties must sign
☐ Trust		Trustee Certification form or trust documents
☐ Estate		Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of: __	☐ UTMA: State of: __	None
☐ Corporation ☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC		LLC Operating Agreement or LLC Resolution
☐ Partnership		Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization		Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan	☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan
☐ Traditional IRA ☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name: __________________
☐ Simple IRA ☐ Inherited IRA
☐ Other (Specify) ____________

>	For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 6

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name		SSN/TIN		DOB

Secondary Investor Name		SSN/TIN		DOB

Street Address

City	State		Zip Code

CURRENT FORM AS OF 1/14/16 VERSION T

4.	Investor Information, continued

Mailing Address (optional)

City	State	Zip Code

Phone (day)	Phone (evening)	Email

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien	☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country: _____________________________

Please attach a separate sheet with the above information for each additional investor.

5.	Investment Title

Please print names in which shares are to be registered. (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

6.	Third Party Custodian Information

>	Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name

Custodian Address

City	State	Zip Code

Custodian Telephone Number		Custodian Tax Identification Number

Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of shares of Greenbacker Renewable Energy Company that are beneficially owned by the investor as reflected on the records of Greenbacker Renewable Energy Company as of the applicable record date at any meeting of the shareholders of Greenbacker Renewable Energy Company. This authorization shall remain in place until revoked in writing by Custodian. Greenbacker Renewable Energy Company is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to Greenbacker Renewable Energy Company, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of Greenbacker Renewable Energy Company’s sponsor, or any other person selling shares on behalf of Greenbacker Renewable Energy Company to you, to make every reasonable effort to determine that the purchase of Greenbacker Renewable Energy Company’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.	___________
☐ Send distributions via check to investor’s home address (or for retirement accounts to the custodian listed in Section 6)	___________
☐ Send distributions via check to the alternate payee listed here (not available for retirement accounts without the custodian’s approval)	___________

Name

Address

City	State	Zip Code

Account Number

☐  Direct Deposit (attach voided check) I authorize Greenbacker Renewable Energy Company or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Greenbacker Renewable Energy Company in writing to cancel it. In the event that Greenbacker Renewable Energy Company deposits funds erroneously into my account, Greenbacker Renewable Energy Company is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ Checking

Financial Institution Name	% of Distribution	☐ Savings

ABA/ Routing Number	Account Number

CURRENT FORM AS OF 1/14/16 VERSION T

8.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name

Representative Name	Rep Number

Representative’s Firm Name	Branch ID

Representative’s Address

Representative’s City	State	Zip Code

Representative’s Phone Number	Representative’s Fax Number

Representative’s E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐	Shares are being purchased net of commissions (Class A Shares only)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Greenbacker Renewable Energy Company) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

☐ Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.

Account to be combined with:

Investor Name:

Account Number:

SSN/TIN:

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Greenbacker Renewable Energy Company that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

9.	Limited Liability Company Agreement

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes Greenbacker Renewable Energy Company to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

10.	Electronic Delivery (optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Greenbacker Renewable Energy Company. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Greenbacker Renewable Energy Company that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Greenbacker Renewable Energy Company send a paper copy of a particular stockholder communications to me. Greenbacker Renewable Energy Company has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	>	Signature of Investor:	Date:

		Signature of Joint Investor:	Date:

E-mail: (If blank - email from Section 4 will be used)

11.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

11.	Subscriber Signatures, continued

____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner	Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

____Owner	____Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

____Owner	____Co-Owner	Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

____Owner	____Co-Owner	Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

____Owner	____Co-Owner	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____Owner	____Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

____Owner	____Co-Owner	Tennessee: In addition to our suitability requirements, a Tennessee investor must have either (i) a net worth of $85,000 and an annual gross income of at least $85,000, or (ii) a minimum net worth of $350,000 (exclusive of home, home furnishings and personal automobiles).

 I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, GREENBACKER RENEWABLE ENERGY COMPANY WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF GREENBACKER RENEWABLE ENERGY COMPANY MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

11.	Subscriber Signatures, continued

The undersigned hereby applies to purchase shares in GREENBACKER RENEWABLE ENERGY COMPANY, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor	Date

Signature of Joint Investor or	Date
Third Party Custodian

The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Investors: 888.292.3178 Financial Advisors: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Investors: 888.292.3178 Financial Advisors: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944 FAO: (Include Account Title)

Investor Instructions

(not required to be returned with Subscription Agreement)

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at least $2,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Share Class

Please consult with your financial representative and check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Greenbacker Renewable Energy Company, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5.	Investment Title

Please print the exact name(s) in which shares are to be registered.

For trusts, include the name of the trust and the name of the trustee.

For qualified plans, include the custodian name, plan name, and individual name, if applicable.

For IRAs, include the custodian name and individual name.

For entities, include the entity name.

6.	Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase shares through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. Greenbacker Renewable Energy Company will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the Greenbacker Renewable Energy Company Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

7.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify Greenbacker Renewable Energy Company in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of Greenbacker Renewable Energy Company’s sponsor, or any other person selling shares on behalf of Greenbacker Renewable Energy Company to you, to make every reasonable effort to determine that the purchase of Greenbacker Renewable Energy Company’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check.

If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address of record. Retirement accounts may not direct distributions without the third party custodian’s approval.

CURRENT FORM AS OF 1/14/16 VERSION T

8.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

PLEASE NOTE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 3, and

•	has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

9.	Limited Liability Company Agreement

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Greenbacker Renewable Energy Company to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

10.	Electronic Delivery (optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Greenbacker Renewable Energy Company. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 10, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Greenbacker Renewable Energy Company that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Greenbacker Renewable Energy Company send a paper copy of a particular stockholder communications to you. Greenbacker Renewable Energy Company has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

11.	Subscriber Signatures

Please separately initial each of the representations in paragraph.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

1/16	GB0019-T

Additional Subscription Agreement

This form may be used by any current investor in Greenbacker Renewable Energy Company who desires to purchase additional shares of Greenbacker Renewable Energy Company. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the Greenbacker Renewable Energy Company Subscription Agreement.

Please note that the distribution payments on the additional shares will be applied in the same manner as indicated in the Greenbacker Renewable Energy Company Subscription Agreement unless you indicate otherwise by requesting and attaching an Account Update Form and specifying a different distribution option.

1.	Investment Information

Amount of Subscription	State of Sale

Minimum Additional Investment is $500.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐	Enclosed Check	☐	Funds Wired

2.	Account Number

Account Number

3.	Investor Information - SSN or TIN Required

Please print name in which shares are registered.

Title Line 1

Title Line 2

Primary SSN/TIN	Secondary SSN/TIN

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Please indicate if mailing address has changed since initial investment in Greenbacker Renewable Energy Company	☐	Yes	☐	No

If “yes”, please print new address below:

Street Address

City	State	Zip Code

4.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name

Representative Name	Rep Number

Representative’s Firm Name	Branch ID

Representative’s Address

Representative’s City	State	Zip Code

Representative’s Phone Number	Representative’s Fax Number

Representative’s E-mail Address

CURRENT FORM AS OF 12/17/15 VERSION M

4.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information, continued

This Subscription was made as follows:

☐	Through a participating Broker-Dealer
☐	Through a participating RIA* unaffiliated with a participating Broker-Dealer
☐	Shares are being purchased net of commissions (Class A Shares only)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for Greenbacker Renewable Energy Company) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

☐ Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount.

Account to be combined with:

Investor Name:

Account Number:

SSN/TIN:

**Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Greenbacker Renewable Energy Company that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

5.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____Owner	____Co-Owner	A copy of the prospectus of Greenbacker Renewable Energy Company LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per share may change and I can access this information through Greenbacker Renewable Energy Company LLC’s website.

____Owner	____Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

____Owner	____Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I am purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I acknowledge that I will not be admitted as a shareholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

____Owner	____Co-Owner	Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

____Owner	____Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

____Owner	____Co-Owner

Kentucky: In addition to the minimum suitability standards described above, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us or the shares of our affiliates.

____Owner	____Co-Owner	Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

CURRENT FORM AS OF 12/17/15 VERSION M

5.	Subscriber Signatures, continued

____Owner	____Co-Owner	New Jersey: In addition to the minimum suitability standards described above, New Jersey investors must have either, (a) a minimum liquid net worth of at least $150,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

____Owner	____Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

____Owner	____Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

____Owner	____Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

____Owner	____Co-Owner	Oregon: In addition to the minimum suitability standards described above, an investment by an Oregon resident may not exceed 10 percent (10%) of the Oregon resident’s liquid net worth.

____Owner	____Co-Owner	Tennessee: In addition to our suitability requirements, a Tennessee investor must have either (i) a net worth of $85,000 and an annual gross income of at least $85,000, or (ii) a minimum net worth of $350,000 (exclusive of home, home furnishings and personal automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, GREENBACKER RENEWABLE ENERGY COMPANY WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER. NO SALE OF SHARES OF GREENBACKER RENEWABLE ENERGY COMPANY MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE PROSPECTUS.

The undersigned hereby applies to purchase shares in GREENBACKER RENEWABLE ENERGY COMPANY, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt from backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person.

Signature of Investor	Date

Signature of Joint Investor or	Date
Third Party Custodian

Please consult your Financial Representative if you have any material changes which might affect your ability to meet the applicable suitability requirements.

The Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing Department	Investment Processing Department	may be faxed to:	UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	855.223.2474	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Investors: 888.292.3178	Investors: 888.292.3178		Account #: 9871916944
Financial Advisors: 877.907.1148	Financial Advisors: 877.907.1148		FAO: (Include Account Title)

12/15	GB0040-M

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR “INVESTMENT PROGRAM(S)” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1.	Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 8-8e herein.

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC.	State of Sale means investor’s principal place of residence or principal place of business, as
Minimum Initial Investment is $2,500 for RPT.	applicable.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐	Enclosed Check	☐	Funds Wired	☐	Funds to Follow - Name of Institution

(See Section 10 for Check Instructions)	Investment Amount
Carter Validus Mission Critical REIT II (CVMC REIT II)
Greenbacker Renewable Energy Company (GREC)
RREEF Property Trust, Inc. (RPT)
Sierra Income Corporation (SIC)
TriLinc Global Impact Fund (TGIF)

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus. (Class A shares or Class T shares only) for RPT)

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

1a.	Share Class - The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS - SHARE CLASS REQUIRED	Class A	Class T

1b.	Share Class - The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS - SHARE CLASS REQUIRED	Class A	Class I	Class C

1c.	Share Class - The Selection of a Share Class is Required (RPT Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR RPT INVESTORS - SHARE CLASS REQUIRED	Class A	Class I	Class T

1d.	Unit Class - The Selection of a Unit Class is Required (TGIF Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding these unit classes, including the different fees which are payable with respect to each unit class.

FOR TGIF INVESTORS - UNIT CLASS REQUIRED	Class A	Class C	Class I

CURRENT FORM AS OF 1/21/16 VERSION O

2.	Account Type - Check One Box Only

Account Type			Additional Required Documentation
☐ Individual	☐ TOD*		If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants	☐ TOD*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*			*All parties must sign / Please see Section 2 of Investor Instructions for details
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of: ____	☐ UTMA: State of: ____	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership) ____
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan*	☐ Defined Benefit Plan*		Pages of plan document that list plan name, date, trustee
☐ KEOGH Plan*			name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA	☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name:
☐ Simple IRA	☐ Inherited/Beneficial IRA		____________________
☐ Other (Specify) _____________________________

>	For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6

3.	Investment Title - SSN or TIN Required (CVMC REIT II, SIC, TGIF, GREC Only)

Please print names in which shares and/or units of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as below”, write “same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

4.	Investor Information (CVMC REIT II, SIC, TGIF, GREC Only)

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Street Address

City	State	ZIP

Phone (day)	Phone (evening)	Email

Mailing Address (optional)

City	State	ZIP

☐  Check here for eletronic delivery and complete Section 6c

Citizenship: Please indicate Citizenship Status (Required)

☐  US Citizen       ☐  US Citizen residing outside the US             ☐  Resident Alien

☐ Non-Resident Alien* Country: ____________________	☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information.

CURRENT FORM AS OF 1/21/16 VERSION O

5.	Individual or Joint Account (RPT Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner	SSN	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:   ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of Second Joint Owner (if any)	SSN	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:   ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

5a.	Entity Account (RPT Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:           ☐  Yes      ☐  No

If yes, please explain:

Name of Legal Entity	SSN	OR TIN

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

Name of Trustee/ Authorized Signer	SSN of Trustee/Authorized Signer	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of Co-Trustee/ Authorized Signer	SSN of Trustee/Authorized Signer	DOB

US Residential Address (P.O. Box not acceptable)		City	State	ZIP

Mailing Address (if different)		City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

CURRENT FORM AS OF 1/21/16 VERSION O

5a.	Entity Account (RPT Only), continued

FOR A TRUST ACCOUNT

☐ Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor	SSN of Grantor/Settlor	DOB
(if different from trustee)

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates: ____________________________________________

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	SSN	DOB

Street Address of Legal Entity
(P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	SSN	DOB

Street Address of Legal Entity
(P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

5b.	UGMA/UTMA Account (RPT Only)

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of Minor	SSN	DOB

Street Address of Legal Entity
(P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of Custodian	SSN of Custodian	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:   ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

CURRENT FORM AS OF 1/21/16 VERSION O

5c.	Retirement/Savings Plan (RPT Only)

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee		TIN

US Business Address		City	State	ZIP

Mailing Address (if different)		City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

PARTICIPANT/EMPLOYEE

Name of Participant/Employee	SSN	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:   ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

6.	Third Party Custodian/Trustee Information

>	Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

>	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City	State	ZIP

Custodian/Trustee Phone	Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6a.	Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian’s approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus	___________

☐ Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 6)	___________

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)	___________

CURRENT FORM AS OF 1/21/16 VERSION O

6a.	Distribution Information, continued

Name

Address

City	State	ZIP

Account Number

☐ Direct Deposit: (Attach Voided Check) I/we authorize RPT, CVMC REIT II, SIC, TGIF, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name	% of Distribution	☐ Checking

ABA/ Routing Number	Account Number	☐ Savings

6b.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor’s Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax

Financial Advisor’s E-Mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer	☐	Shares and/or units are being purchased net of commissions
☐ Through a participating RIA unaffiliated with a participating Broker-Dealer		(Class A shares and Class T shares only for CVMC REIT II, Class A shares only for GREC, Class A shares and Class T shares only for RPT, Class A units and Class C units only for TGIF)

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, that I have reasonable grounds to believe that the purchase of the units and/or shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares and/or units, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on transfers of the shares and/or units, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (if required by Broker-Dealer)	Date

CURRENT FORM AS OF 1/21/16 VERSION O

6c.	Electronic Delivery (Optional)

☐ CVMC REIT II	☐ GREC	☐ RPT	☐ SIC	☐ TGIF

Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder and/or unitholder communications and statement notifications. By consenting below to electronically receive shareholder and/or unitholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder and/or unitholder communications to you directly or (ii) make them available on each offering’s respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. (c) I acknowledge that I may receive at no cost from RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Electronic Delivery Acknowledgement Only	>	Signature of Investor	Date

		Signature of Joint Investor	Date

E-mail (If blank - email from Section 4 and/or 5 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder and/or unitholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

7.	Limited Liability Company Agreement (TGIF & GREC Only)

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

8.	Subscriber Acknowledgements & Signatures for RPT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT’s website and toll-free automated telephone line.

___Owner	___Co-Owner	I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the shares for the account referenced above.

___Owner	___Co-Owner	I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 1/21/16 VERSION O

8.	Subscriber Acknowledgements & Signatures for RPT, continued

___Owner	___Co-Owner	Iowa residents only: It is recommended by the office of the Iowa Securities Bureau that Iowa investors limit their aggregate investment in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	Kansas residents only: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RPT and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	New Mexico residents only: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	Ohio residents only: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RPT’s shares, shares of RPT’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

8a.	Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

___Owner	___Co-Owner	I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

___Owner	___Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the shares for the account referenced above.

___Owner	___Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

___Owner	___Co-Owner	Iowa: In addition to the general suitability standards listed above, an Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in this offering or any of its affiliates and any other non exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	Kansas: It is recommended by the Office of the Securities Commissioner of Kansas that investors limit their aggregate investment in our securities and the securities of other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.

___Owner	___Co-Owner	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

___Owner	___Co-Owner	Missouri: In addition to the general suitability requirements listed above, no more than ten percent (10%) of any investor’s liquid net worth shall be invested in the securities registered by the Issuer for this offering with the Securities Division.

___Owner	___Co-Owner	New Mexico: In addition to the general suitability standards listed above, a New Mexico investor may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs.

___Owner	___Co-Owner	North Dakota: North Dakota investors must represent that, in addition to the stated net income and net worth standards, they have a net worth of at least ten times their investment in us.

___Owner	___Co-Owner	Ohio: It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded real estate investment trusts to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

CURRENT FORM AS OF 1/21/16 VERSION O

8b.	Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

____Owner	____Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____Owner	____Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.

____Owner	____Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____Owner	____Co-Owner	I/we am/are purchasing the shares for the account referenced above.

____Owner	____Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____Owner	____Co-Owner	California: In addition to the suitability standards noted above, a California investor’s total investment in us shall not exceed 10% of his or her net worth.

____Owner	____Co-Owner	Idaho: In addition to the suitability standards above, the state of Idaho requires that each Idaho investor will not invest in the aggregate, more than 10% of his or her liquid net worth in shares of Sierra Income Corporation’s common stock. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

____Owner	____Co-Owner	North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

____Owner	____Co-Owner	Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in SIC to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

____Owner	____Co-Owner	Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

____Owner	____Co-Owner	Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

8c.	Subscriber Acknowledgements & Signatures for TGIF

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

___Owner	___Co-Owner	I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF’s website.

CURRENT FORM AS OF 1/21/16 VERSION O

8c.	Subscriber Acknowledgements & Signatures for TGIF, continued

___Owner	___Co-Owner	I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the units for the account referenced above.

___Owner	___Co-Owner	I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

___Owner	___Co-Owner	California: In addition to the minimum suitability standards described above, a California investor must have either: (i) a minimum net worth of $350,000 (exclusive of home, auto and furnishings); or (ii) a minimum annual gross income of $85,000 and a net worth of $150,000 (exclusive of home, auto and furnishings). In addition, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

___Owner	___Co-Owner	Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

___Owner	___Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

___Owner	___Co-Owner	Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.

___Owner	___Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

___Owner	___Co-Owner	Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident’s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

___Owner	___Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident’s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

___Owner	___Co-Owner	Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer’s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

8d.	Subscriber Acknowledgements & Signatures for GREC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

___Owner	___Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

___Owner	___Co-Owner	I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

___Owner	___Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

___Owner	___Co-Owner	I/we am/are purchasing the shares for the account referenced above.

___Owner	___Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

___Owner	___Co-Owner	California: In addition to the minimum suitability standards listed above, a California investor’s maximum investment in the Issuer may not exceed 10% of such investor’s net worth.

___Owner	___Co-Owner	Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the Issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash or cash equivalents. An Iowa investor must have either (i) a net worth (not including home, furnishings and personal automobiles) of $100,000 and an annual gross income of at least $100,000 or (ii) a net worth of at least $350,000 (not including home, furnishings and personal automobiles).

CURRENT FORM AS OF 1/21/16 VERSION O

8d.	Subscriber Acknowledgements & Signatures for GREC, continued

___Owner	___Co-Owner	Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded business development companies to no more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets nus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with generally accepted accounting principles.

___Owner	___Co-Owner	Maine: In addition to the minimum suitability standards described above, it is recommended that Maine investors limit their investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

___Owner	___Co-Owner	Michigan: It is recommended by the Michigan Securities Division that Michigan citizens not invest more than 10% of their liquid net worth in the shares. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.

___Owner	___Co-Owner	New Mexico: In addition to the minimum suitability standards described above, an investment by a New Mexico resident may not exceed ten percent (10%) of the New Mexico resident’s liquid net worth in us, our affiliates and other similar non-traded direct participation programs.

___Owner	___Co-Owner	North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

___Owner	___Co-Owner	Oklahoma: In addition to the minimum suitability standards described above, an investment by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles).

8e.	Subscriber Acknowledgements & Signatures

>	Please check all funds applicable.

☐ CVMC REIT II	☐ GREC	☐ RPT	☐ SIC	☐ TGIF

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER.

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

• YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.

• IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.

• WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.

• BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.

• YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.

• AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST.

• BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN.

• DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.

• PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.

CURRENT FORM AS OF 1/21/16 VERSION O

8e.	Subscriber Acknowledgements & Signatures, continued

IMPORTANT: The investor must go to Section 9 and complete it in its entirety and sign the certifications in Section 9 in order for the Multi-Offering Subscription Agreement to be considered valid for review.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8e will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature	Date

Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

9.	U.S. Taxpayer Certifications

See Guidelines for  U.S. Taxpayer Certifications (the “guidelines”) in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9.

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

OR

Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.	The number shown above and in this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2.	☐	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐	I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3.	I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4.	The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must check the box in item 2 above next to the statement that applies to you.

Signature of Investor	Print Name	Date

CURRENT FORM AS OF 1/21/16 VERSION O

10.	Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

>	RREEF Property Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a.

>	Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a.

>	Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a.

>	TriLinc Global Impact Fund Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered to the address in Section 10a.

>	Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a.

10a.	Mailing Addresses

>	For RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC

Regular Mail	Overnight Mail
Investment Processing Department	Investment Processing Department
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO BOX 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105-1407

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

For CVMC REIT II, SIC, TGIF or GREC:	For RPT:

Investment Processing Department	Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105	c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178	Phone: (855) 285-0508

CURRENT FORM AS OF 1/21/16 VERSION O

Multi-Offering Investor Instructions

(not required to be returned with Subscription Agreement)

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT. In no event shall any investment be less than $100.

1a-1d.	Select a Share and/or Unit Class

2.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/Administrator and plan participants/investors is required for investment through these types of accounts.

3.	Enter Investment Title (CVMC REIT II, SIC, TGIF, GREC Only)

4.	Enter Investor Information (CVMC REIT II, SIC, TGIF, GREC Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5.	Enter Individual or Joint Account Information (RPT Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5a.	Enter Entity Account Information (RPT Only)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions.

Please note this is not an all-inclusive list of documents.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly-traded company: Please provide company’s CUSIP number

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

5b.	Enter UGMA/UTMA Account Information (RPT Only)

5c.	Enter Retirement/Savings Plan Information (RPT Only)

CURRENT FORM AS OF 1/21/16 VERSION O

6.	Enter Third Party Custodian Information

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6a.	Enter Distribution Information

6b.	Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 6b, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has discussed the investor’s prospective purchase of shares and/or units with such investor;
•	has advised such investor of all fundamental risks related to the investment in the shares and/or units, and the risk that the investor could lose his or her entire investment in the shares and/or units;
•	has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares and/or units in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

6c.	Select Electronic Delivery (Optional)

7.	Limited Liability Company Agreement (TGIF & GREC Only)

8-8d	Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

8e.	Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8-8d of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9.	Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,
•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,
•	An estate (other than a foreign estate), or
•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester − Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

CURRENT FORM AS OF 1/21/16 VERSION O

9.	Guidelines for U.S. Taxpayer Certifications, continued

For this type of account:		Give the SSN of:

1.	An individual’s account	The individual
2.	Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	(a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:		Give the SSN of:

7.	Disregarded entity not owned by an individual	The owner (3)
8.	A valid trust, estate, or pension trust	The legal entity (5)
9.	Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership or LLC
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13.	A broker or registered nominee	The broker or nominee
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

CURRENT FORM AS OF 1/21/16 VERSION O

9.	Guidelines for U.S. Taxpayer Certifications, continued

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B – The United States or any of its agencies or instrumentalities

C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities

D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G – A real estate investment trust

H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I – A common trust fund as defined in section 584(a)

J – A bank as defined in section 581

K – A broker

L – A trust exempt from tax under section 664 or described in section 4947

M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

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